Exhibit 10.13

CANCER PREVENTION PHARMACEUTICALS, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

This Amendment to Investors’ Rights Agreement (“Amendment”) is made as of September 27, 2012 by and between Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the undersigned Investors. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in that certain Investor Rights Agreement dated as of September 17, 2012 between the Company and the Investors (the “Agreement”).

WHEREAS, together, the undersigned Investors and the Company are authorized and desire to amend the Agreement in the manner herein provided.

NOW THEREFORE, in consideration of the mutual covenants, promises and agreements of the Company and the undersigned Investors and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment of Agreement. The Company and the undersigned Investors hereby amend the Agreement in the manner set forth herein. Except as specifically provided herein, the terms of the Agreement shall remain in full force and effect.

2.	Recitals. Recitals B, C, and D are hereby amended to read as follows:

B.	The Company proposes to sell, or has sold, shares (“Financing”) of its Series A-2 Convertible Preferred Stock (“Series A-2 Preferred”) to the purchasers identified on Series A-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”).

C.	The Investors are, or will be, either (i) former Note Holders of the Notes which have been converted pursuant to the Conversion or (ii) purchasers of Series A-2 Preferred listed on the Purchase Agreement.

D.	As a condition to the Financing and the Conversion, the Parties have agreed to enter into this Agreement.

3.	Definitions – Section 1.1.

A.	The following definitions are added to Section 1.1 of the Agreement:

“Initial Closing” shall mean the date of the initial sale of shares of the Company’s Series A Preferred Stock under the Purchase Agreement.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Series A Preferred Stock” shall mean the Company’s Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock.

B.	The following definitions are amended to read as follows:

“Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A Preferred Stock.

“Right of First Refusal and Co-Sale Agreement” shall mean the agreement of that name of even date herewith by and between the Company, the holders of Series A Preferred Stock and certain holders of Common Stock.

The parties are signing this Amendment to Investors’ Rights Agreement as of the date stated in the introductory clause.

Cancer Prevention Pharmaceuticals, Inc.

By:	/s/ Jeffrey Jacob
Jeffrey Jacob, CEO

Stockholder	Signature	Series A-1 Preferred Shares Held

Frank and Linda Meyskens	/s/ Frank Meyskens	61,045
	Frank Meyskens

Eugene and Sandra Gerner	/s/ Eugene Gerner	60,963
	Eugene Gerner

Jeffrey E. Jacob	/s/ Jeffrey Jacob	122,009
	Jeffrey Jacob

GDB Investments, LLP	/s/ Daniel Donovan	672,643
	Daniel Donovan

Translational Accelerator, LLC	/s/ Eric Tooker	2,021,853
	Eric Tooker